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                                   EXHIBIT 21
                           SUBSIDIARIES OF REGISTRANT


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STATE/PROVINCE OF
NAME                                                     INCORPORATION
Cintas Corporation No. 3                                 Nevada

Cintas Corporation No. 2                                 Nevada

Cintas Canada Limited                                    Ontario, Canada

Cintas Corporation No. 8, Inc.                           Nevada

Cintas Investment Corp.                                  Ontario, Canada

Cintas Corporation No. 15, Inc.                          Nevada

Respond Industries, Incorporated                         Colorado

Cintas - R.U.S., LP                                      Texas Partnership

American First Aid Company                               Maryland

Cintas First Aid Holdings                                Nevada

1202327 Ontario, Inc.                                    Ontario, Canada

XPECT First Aid Corporation                              Kansas

UTY Canada, LTD.                                         Quebec, Canada

Affirmed Medical, Inc.                                   California

Unitog De Honduras, S.A.                                 Honduras

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